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                                                                     EXHIBIT 5.2


                                 April 25, 2003




The AT&T Wireless Capital Trusts
(as defined below)
c/o AT&T Wireless Services, Inc.
7277 164th Avenue NE, Building 1
Redmond, Washington  98052

                  Re: The AT&T Wireless Capital Trusts

Ladies and Gentlemen:

                  We have acted as special Delaware counsel to AT&T Wireless Capital Trust I, a Delaware statutory trust ("AT&T Wireless Capital Trust I"), AT&T Wireless Capital Trust II, a Delaware statutory trust ("AT&T Wireless Capital Trust II"), and AT&T Wireless Capital Trust III, a Delaware statutory trust ("AT&T Wireless Capital Trust III" and, collectively with AT&T Wireless Capital Trust I and AT&T Wireless Capital Trust II, the "AT&T Wireless Capital Trusts"), in connection with certain matters of Delaware law relating to the formation of the AT&T Wireless Capital Trusts and the proposed issuance of trust preferred securities thereof to beneficial owners pursuant to and as described in the Registration Statement (and the prospectus forming a part thereof) on Form S-3 to be filed with the Securities and Exchange Commission by AT&T Wireless Services, Inc., a Delaware corporation (the "Company") and the AT&T Wireless Capital Trusts, on or about the date hereof (the "Registration Statement").

                  In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of AT&T Wireless Capital Trust I as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on April 24, 2003 (the "AT&T Wireless Capital Trust I Certificate"); the Declaration of Trust of AT&T
Wireless Capital Trust I dated as of April 24, 2003 (the "AT&T Wireless Capital Trust I Original Governing Instrument"); the Certificate of Trust of AT&T Wireless Capital Trust II as filed in the State Office on April 24, 2003 (the "AT&T Wireless Capital Trust II Certificate"); the Declaration of Trust of AT&T Wireless Capital Trust II dated as of April 24, 2003 (the "AT&T Wireless Capital Trust II Original Governing Instrument"); the Certificate of Trust of AT&T Wireless Capital Trust III as filed in the State Office on April 24, 2003 (collectively with the AT&T Wireless Capital Trust I Certificate and the AT&T Wireless Capital Trust II Certificate, the "Certificates"); the Declaration of Trust of AT&T Wireless Capital Trust III dated as of April
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24, 2003 (collectively with the AT&T Wireless Capital Trust I Original Governing
Instrument and the AT&T Wireless Capital Trust II Original Governing Instrument, the "Original Governing Instruments"); the Registration Statement; and a certification of good standing of each AT&T Wireless Capital Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents with respect to each AT&T Wireless Capital Trust; (iii) that the Company, the property trustee, the Delaware trustee and each administrative trustee of each AT&T Wireless Capital Trust will duly authorize, execute and deliver an amended and restated declaration of trust of such AT&T Wireless Capital Trust (each, a "Governing Instrument") that incorporates the relevant provisions of the Registration Statement relating to such AT&T Wireless Capital Trust, contains all provisions necessary to effectuate the issuance of the trust preferred securities as contemplated by the Registration Statement and complies in all respects with the provisions of the Delaware Statutory Trust Act, 12 Del. C. Sections 3801 et seq. (the
"Delaware Act"), and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the formation of each AT&T Wireless Capital Trust and the issuance by each AT&T Wireless Capital Trust of trust preferred securities, in each case prior to the first issuance of trust preferred securities of such AT&T Wireless Capital Trust; (iv) that the trust preferred securities of each AT&T Wireless Capital Trust will be offered and sold pursuant to the prospectus forming a part of the Registration Statement and a prospectus supplement thereto (collectively, the "Prospectus") that will be consistent with, and accurately describe, the terms of the applicable Governing Instrument and all other relevant documents; (v) that no event has occurred subsequent to the filing of any Certificate, or will occur prior to the issuance of all trust preferred securities by each AT&T Wireless Capital Trust, that would cause a dissolution or liquidation of any AT&T Wireless Capital Trust under the applicable Original Governing Instrument or the applicable Governing Instrument; (vi) that the activities of each AT&T Wireless Capital Trust have been and will be conducted in accordance with its Original Governing Instrument or Governing Instrument, as applicable, and the Delaware Act; (vii) that prior to the first issuance of trust preferred securities by each AT&T Wireless
Capital Trust, payment of the required consideration therefor will have been made in accordance with the terms and conditions of the applicable Governing Instrument and as described in the Prospectus, and that the trust preferred securities of each AT&T Wireless Capital Trust are otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument of such AT&T Wireless Capital Trust and as described in the Prospectus; and (viii) that the documents examined by us, or contemplated hereby, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been, and, prior to the issuance of all trust preferred securities by each AT&T Wireless Capital Trust, will not be, amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state
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securities or blue sky laws. We express no opinion as to, and assume no responsibility for, the Registration Statement or any other offering materials relating to the trust preferred securities offered by any AT&T Wireless Capital Trust. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

                  Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

                  1. Each of the AT&T Wireless Capital Trusts is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

                  2. The trust preferred securities of each AT&T Wireless Capital Trust, upon issuance, will constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of such AT&T Wireless Capital Trust.

                  3. Under the Delaware Act, except to the extent otherwise provided in the applicable Governing Instrument, the holders of trust preferred securities of each AT&T Wireless Capital Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any holder of trust preferred securities who is, was or becomes a named trustee of an AT&T Wireless Capital Trust.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading "LEGAL MATTERS" in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                            Very truly yours,

                                            MORRIS, NICHOLS, ARSHT & TUNNELL

                                            Jonathan I. Lessner